UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 18, 2005

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425

(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On November 18, 2005, Ceridian Corporation (the “Company”) and Ceridian Canada Ltd., an indirect wholly owned subsidiary of the Company (“Ceridian Canada”) (collectively, the “Borrowers”) entered into a five-year, $250 million revolving credit agreement dated November 18, 2005 (the “Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent, swingline lender, and L/C issuer, Bank of America, N.A., acting through its Canada branch, as Canadian subfacility agent, JPMorgan Chase Bank, NA and Wachovia Bank, National Association, as co-syndication agents, PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, and Banc of America Securities LLC, as sole lead arranger and sole book manager (collectively the “Lenders”), and related notes and a guaranty from the Company to the Lenders for borrowings by Ceridian Canada, forms of which are attached as exhibits to the Credit Agreement.

Pursuant to the terms of the Credit Agreement, the Lenders will make loans up to an aggregate principal amount of $250 million, (subject to possible increase, at the request of the Company as authorized by its Board of Directors, of up to $400 million) all of which will be available for the issuance of standby letters of credit, and which will include a $25 million sublimit for swingline loans, a $100 million U.S. Dollar equivalent sublimit for loans made in Canadian dollars to Ceridian Canada (the “Canadian Subfacility”), and a $50 million U.S. Dollar equivalent sublimit for multicurrency borrowings in certain currencies listed in the Credit Agreement.  The Credit Agreement terminates on November 18, 2010.

The Credit Agreement is to be used (i) to replace our Prior Credit Agreement described below under Item 1.02, (ii) to provide liquidity for the issuance of commercial paper, and (iii) to meet the ongoing working capital, capital expenditures and general corporate needs of the Company and its subsidiaries, including letters of credit, permitted acquisitions and share repurchases.  The Canadian Subfacility is to be used to meet the ongoing working capital, capital expenditures and general corporate needs of Ceridian Canada.  Advances under the Credit Agreement are unsecured.  As of November 21, 2005, there were $2.8 million of outstanding letters of credit under the Credit Agreement.

At the Company’s option, any loan under the Credit Agreement (other than swingline loans (as defined in the Credit Agreement), loans under the Canadian Subfacility and multicurrency borrowings) that is made to the Company will bear interest at a rate equal to (i) the Eurocurrency rate for U.S. dollars plus an “Applicable Margin” determined by our debt ratings, or (ii) for U.S. dollar denominated loans only, the “Base Rate,” which is the higher of (a) the Bank of America prime rate and (b) the federal funds rate plus 0.50%.  As of November 21, 2005, the Applicable Margin is 0.575%.  Each swingline loan will bear interest at the Base Rate.  Each multicurrency loan will bear interest at a rate equal to the Eurocurrency rate for the relevant currency plus the Applicable Margin.  At Ceridian Canada’s option, any borrowing under the Canadian Subfacility that is made to it will bear interest at (i) the Eurocurrency rate for Canadian dollars plus the Applicable Margin or (ii) Canadian prime rate.  The Company will also pay a facility fee on the Lenders’ commitment amounts regardless of usage that is determined based upon our debt ratings.  As of November 21, the facility fee is 0.150%.  The Company will also pay a utilization fee of 0.125% on all outstanding loans and letters of credit under the Credit Agreement if the aggregate loans plus the aggregate amount of all outstanding letters of credit exceed 50% of the aggregate commitments (initially equal to $125 million).  The Company will also pay a fronting fee in Canadian dollars to the funding fronting Lenders under the Canadian Subfacility with respect to each loan under the Canadian Subfacility equal to 0.125% times the amount that such funding fronting Lenders advanced with respect to such loan that exceeds such Lender’s actual net funding commitment with respect to such Loan.

The Credit Agreement contains covenants which are substantially similar to the Prior Credit Agreement and customary for similar credit arrangements, including covenants relating to financial reporting and notification, compliance with laws, preservation of existence, maintenance of books and records, use of proceeds, maintenance of properties and insurance, and limitations on liens, dispositions, issuance of debt, lease obligations, investments and transactions with affiliates.  There are also financial covenants that require us to maintain on a rolling four quarter basis a maximum leverage ratio (consolidated indebtedness over consolidated indebtedness plus consolidated net worth) of not more than 0.50 to 1.00, and a minimum interest coverage ratio (consolidated EBIT over consolidated interest exposure) of not less than 2.75 to 1.00.

The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to perform or observe covenants, bankruptcy or insolvency events and change of control.  Upon the occurrence and during the continuance of an event of default, administrative agent upon the request or consent of the requisite number of Lenders shall declare all amounts owing under the Credit Agreement immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement, and/or exercise any and all remedies and other rights under the Credit Agreement.

Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository and account processing services, for which we have paid and intend to pay customary fees.  JPMorgan Chase Bank, NA is also a party to the $150 million receivable securitization facility with the Company’s Comdata subsidiary.  Also, each Lender was a party to our Prior Credit Agreement described below under Item 1.02.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the copy of the Credit Agreement attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 1.02.               Termination of a Material Definitive Agreement.

On November 18, 2005, the Company terminated its existing $350 million revolving credit facility dated as of January 31, 2001, as amended (the “Prior Credit Agreement”), among the Company, as the borrower, Bank of America, N.A., as the Administrative Agent and L/C

issuer, Other Lenders thereto (the “Prior Lenders”).  Under the Prior Credit Agreement, the Company could borrow from the Prior Lenders up to $350 million and up to $50 million of which was available for the issuance of letters of credit.  At the Company’s option, loans under the Prior Credit Agreement bore interest (i) at a rate equal to the Eurodollar rate, plus an “Applicable Margin” determined by the Company’s debt ratings or (ii) at the Base Rate (as defined in the Prior Credit Agreement which is essentially the same as in the Credit Agreement).  The Applicable Margin for comparable debt ratings under the Credit Agreement is lower than the Applicable Margin under the Prior Credit Agreement.  The Prior Credit Agreement would have expired in accordance with its terms on March 30, 2006.  The Prior Credit Agreement contained certain covenants substantially similar to the Credit Agreement.

We did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.  A brief description of any material relationships between the Company and the Lenders, other than in respect of the Prior Credit Agreement, is provided under Item 1.01.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.               Financial Statements and Exhibits.

(c)           Exhibits

10.1         Credit Agreement, dated as of November 18, 2005, among Ceridian Corporation, as the Borrower, Ceridian Canada Ltd, as the Canadian Borrower, Bank of America, N.A., as the Administrative Agent, Swingline Lender and L/C Issuer, Bank of America, N.A., acting through its Canada branch, as the Canadian Subfacility Agent, JPMorgan Chase Bank, NA and Wachovia Bank, National Association, as Co-Syndication Agents, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party hereto and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (schedules omitted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Douglas C. Neve
Douglas C. Neve
Executive Vice President and Chief Financial Officer

Dated: November 21, 2005

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing

10.1

Credit Agreement, dated as of November 18, 2005, among Ceridian Corporation, as the Borrower, Ceridian Canada Ltd, as the Canadian Borrower, Bank of America, N.A., as the Administrative Agent, Swingline Lender and L/C Issuer, Bank of America, N.A., acting through its Canada branch, as the Canadian Subfacility Agent, JPMorgan Chase Bank, NA and Wachovia Bank, National Association, as Co-Syndication Agents, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party hereto and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (schedules omitted).

Filed electronically